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                                                               EXHIBIT 3.1(d)

                         CERTIFICATE OF INCORPORATION
                                      OF
                        PETERS RANCHLAND COMPANY, INC.



                                  ARTICLE I

                             NAME OF CORPORATION

      The name of the Corporation is:

                        PETERS RANCHLAND COMPANY, INC.


                                  ARTICLE II

                              REGISTERED OFFICE

      The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                                 ARTICLE III

                                   PURPOSE

      The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                  ARTICLE IV

                           AUTHORIZED CAPITAL STOCK

      The total number of shares which the Corporation shall have authority to issue is One Thousand (1,000), and each such share shall have a par value of one cent ($.01). All such shares shall be of one class and shall be designated Common Stock.

                                  ARTICLE V

                                  DIRECTORS

      5.01 Business and Affairs Managed By Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
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      5.02  Number.  The number of the directors of the Corporation shall be fixed from time to time by, or in the manner provided in, the Bylaws, as the same may be amended from time to time.

      5.03 Election Need Not Be By Written Ballot. The directors need not be elected by ballot unless required by the Bylaws of the Corporation.

                                  ARTICLE VI

                                    BYLAWS

      In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the by-laws of this corporation.

                                 ARTICLE VII

                       LIMITATION OF DIRECTOR LIABILITY

      To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

                                 ARTICLE VIII

                  AMENDMENT OF CERTIFICATE OF INCORPORATION

      The Corporation reserves the power and right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors, and officers are subject to this reservation.


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                                  ARTICLE IX

                                 INCORPORATOR

        The name and mailing address of the incorporator of the Corporation is:

                               Sharyl D. Hughes
                     18881 Von Karman Avenue, Suite 1600
                           Irvine, California 92715

        THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation under the laws of the State of Delaware does make and file this Certificate of Incorporation.


                                                  /s/ SHARYL D. HUGHES
                                             --------------------------------
                                             Sharyl D. Hughes

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